EXHIBIT 10.1

FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

This First Amendment to Purchase and Sale Agreement (this “First Amendment”), is dated as of December 31, 2020 by and between Pardus Oil & Gas, LLC, a Delaware limited liability company (“Seller”), and Empire Texas LLC, a Delaware limited liability company (“Purchaser”). Seller and Purchaser are sometimes referred to herein, individually, as a “Party” and, collectively, as the “Parties.”

RECITALS

WHEREAS, Purchaser, Seller and Pardus Oil & Gas Operating GP, LLC entered into that certain Purchase and Sale Agreement dated as of April 6, 2020, (“Purchase Agreement”); and

WHEREAS, Purchaser and Seller desire additionally to amend the Purchase Agreement as provided herein. Capitalized terms used but not otherwise defined herein shall have the meanings attributed to them in the Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein and in the Purchase Agreement, Purchaser and Seller hereby agree as follows:

AGREEMENT AND AMENDMENT

1.            Amendment to Section 2.1 of the Purchase Agreement. Section 2.1 of the Purchase Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

2.1 Purchase Price. The purchase price for the Assets shall be (a) the assumption of the Assumed Obligations by Purchaser hereunder plus (b) $40,000, which shall be paid by Purchaser to Seller no later than January 29, 2021 (such $40,000 only, the “Cash Purchase Price”).

2.            Amendment to Section 2.3 of the Purchase Agreement. Section 2.3 of the Purchase Agreement is hereby amended by deleting it in its entirety.

3.            Other Amendments.

(a)             All references to “Cash Base Purchase Price” are hereby replaced with references to “Cash Purchase Price”.

(b)             All references to “Contingent Value Payment” or “Contingent Value Payments” are hereby replaced with references to “Cash Purchase Price”.

(c)             Section 2.2 is hereby amended by deleting “increased or decreased by a share of each adjustment to the Cash Base Purchase Price under Section 2.3”.

(d)             All references in Section 3.6 to “(AND ANY ADJUSTMENTS TO THE CONTINGENT VALUE PAYMENTS ATTRIBUTABLE THERETO)” are hereby deleted.

(e)             Section 11.1(a) is amended by deleting “subject to the adjustments to the Cash Base Purchase Price and Contingent Value Payment set forth in Section 2.3,”.

(f)              Section 11.2(b) is amended by deleting “Section 2.3 and”.

(g)             Section 11.5(d) is amended and restated as follows: “Notwithstanding anything to the contrary contained elsewhere in this Agreement, in no event shall Seller Group’s aggregate liability to Purchaser Group for Damages arising from or related to any breach of this Agreement, representation, warranty, covenant, indemnity, or indemnity obligation contained in this Agreement exceed $40,000.”

4.            Assignment. Neither Party shall assign (including by change of control, merger, consolidation, or stock purchase) or otherwise transfer all or any part of this First Amendment to any third Person, nor shall any Party delegate any of its rights or duties hereunder (including by change of control, merger, consolidation, or stock purchase) to any third Person, without the prior written consent of the other Party and any transfer or delegation made without such consent shall be void ab initio; provided, however, that Seller is expressly authorized to assign all or a portion (i) of its right to receive the Cash Purchase Price, together with any and all rights incident or necessary thereto to any person without the consent of any other Party.

5.            References. All references to the Purchase Agreement in any document, instrument, agreement, or writing delivered pursuant to the Purchase Agreement (as amended hereby) shall hereafter be deemed to refer to the Purchase Agreement as amended hereby.

6.            Counterparts. This First Amendment may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all of such counterparts shall constitute for all purposes one agreement. Any signature hereto delivered by a Party by facsimile transmission shall be deemed an original signature hereto.

7.            Ratification. The Purchase Agreement, as amended hereby, is hereby adopted, ratified, and confirmed by Purchaser and Seller.

[signature page follows]

IN WITNESS WHEREOF, Seller has executed this First Amendment as of the date first written above.

SELLER:

Pardus Oil & Gas, LLC

By:  /s/ Dan Morrison
             Dan Morrison
             President

First Amendment to Purchase and Sale Agreement

 IN WITNESS WHEREOF, Purchaser has executed this First Amendment as of the date first written above.

PURCHASER:

Empire Texas LLC

By:   /s/ Thomas Pritchard
              Thomas Pritchard
              CEO

First Amendment to Purchase and Sale Agreement